UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 18, 2015

GULFPORT ENERGY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-19514	73-1521290
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

14313 North May Avenue Suite 100 Oklahoma City, OK	73134
(Address of principal executive offices)	(Zip code)

(405) 848-8807

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 18, 2015, Gulfport Energy Corporation (the “Company”) held its 2015 Annual Meeting of Stockholders (the “Annual Meeting”) at 14313 N. May Avenue, Suite 100, Oklahoma City, Oklahoma 73134. At the Annual Meeting, the Company’s stockholders voted on three proposals, each of which is described in more detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 30, 2015, as supplemented by additional proxy materials on May 6, 2015. The following is a brief description of each matter voted upon and the results of such voting, including the number of votes cast for or against each matter and the number of abstentions and broker non-votes, if applicable, with respect to each matter.

Proposal 1

Michael G. Moore, Donald L. Dillingham, Craig Groeschel, David L. Houston, Ben T. Morris and Scott E. Streller were elected to continue to serve as the Company’s directors until the 2016 Annual Meeting of Stockholders and until their respective successors are elected. The results of the vote on Proposal 1 were as follows:

Name of Nominee	For	Against	Abstain	Non-Votes
Michael G. Moore	81,094,161	252,061	29,921	4,124,370
Donald L. Dillingham	80,801,157	545,365	29,621	4,124,370
Craig Groeschel	81,086,808	259,084	30,251	4,124,370
David L. Houston	80,638,980	707,543	29,620	4,124,370
Ben T. Morris	80,898,610	447,282	30,251	4,124,370
Scott E. Streller	80,709,462	635,930	30,751	4,124,370

Proposal 2

The Company’s stockholders approved, on an advisory basis, the Company’s executive compensation. The results of the vote on Proposal 2 were as follows:

For	Against	Abstain	Non-Votes
56,114,526	25,194,829	66,788	4,124,370

Proposal 3

The appointment of Grant Thornton LLP as the Company’s independent auditors for the fiscal year ending December 31, 2015 was ratified. The results of the vote on Proposal 3 were as follows:

For	Against	Abstain	Non-Votes
85,153,206	316,397	30,910	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GULFPORT ENERGY CORPORATION

Date: June 23, 2015	By:	/s/ Aaron Gaydosik
Aaron Gaydosik Chief Financial Officer